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                                                                    EXHIBIT 99.1

                             3DFX INTERACTIVE, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of 3DFX INTERACTIVE, INC., a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated April 19, 1999, and hereby appoints L. Gregory Ballard and David Zacarias and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of 3DFX INTERACTIVE, INC., to be held on Friday, April 30, 1999 at 10:00 a.m., local time, at the headquarters of 3Dfx at 4435 Fortran Drive, San Jose, California and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

    1. Proposal to approve and adopt the Merger Agreement and to approve the Merger and the issuance of shares pursuant to the Merger Agreement.
              [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN

    2. Proposal to amend 3Dfx's Bylaws to increase the size of Board of Directors to nine members.

              [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN

    3. Proposal to amend 3Dfx's 1995 Employee Stock Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares.
              [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other matter(s) as may properly come before the meeting (including any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of one or more of the proposals) or before any postponement or adjournments thereof.






                MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [ ]

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AND THE APPROVAL OF THE MERGER AND THE ISSUANCE OF SHARES PURSUANT TO THE MERGER AGREEMENT, (2) FOR THE AMENDMENT OF THE 1995 EMPLOYEE STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED THEREUNDER, (3) FOR THE AMENDMENT TO THE BYLAWS, AND
(4) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS.

    Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                           Dated:

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                         Signature

    THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.